Item 77C
Morgan Stanley International Small Cap Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006 and later
adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Directors:

                                       For    Withho  Absta   BNV*
                                                ld      in
Frank L. Bowman...................    2,501,1  122,67      0     0
                                           78       8
Kathleen A.                           2,501,1  122,74      0     0
Dennis...................                  09       7
James F.                              2,502,4  121,42      0     0
Higgins.....................               28       8
Joseph J.                             2,500,1  123,68      0     0
Kearns.....................                72       4
Michael F.                            2,501,3  122,53      0     0
Klein.....................                 19       7
W. Allen Reed.....................    2,501,9  121,92      0     0
                                           34       2
Fergus Reid.......................    2,498,2  125,62      0     0
                                           29       7

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        2,225,4  93,078 96,582  208,72
policy restricting the Fund's              70                      6
ability to pledge
assets........................
Elimination of the fundamental        2,232,4  93,853 88,861  208,72
policy restricting purchases of            16                      6
securities on
margin..................
Elimination of the fundamental        2,239,8  85,832 89,401  208,72
policy prohibiting investments in          97                      6
oil, gas, and other types of
minerals or mineral leases.....
Elimination of the fundamental        2,242,4  84,389 88,245  208,72
policy prohibiting investments for         96                      6
purposes of exercising control
.................
Elimination of the fundamental        2,232,4  92,681 89,983  208,72
policy regarding investments in            66                      6
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions:

                                        For    Again  Absta    BNV*
                                                 st     in
Modify fundamental policy regarding   2,242,6   84,03  88,47   208,7
diversification..............              22       4      4      26
Modify fundamental policy regarding   2,233,9   89,42  91,70   208,7
borrowing money.....                       96       8      6      26
Modify fundamental policy regarding   2,236,0   89,79  89,26   208,7
loans..........                            70       3      7      26
Modify fundamental policy regarding   2,239,4   88,41  87,28   208,7
investment in commodities, commodity       26       8      6      26
contracts and futures
contracts.................
Modify fundamental policy regarding   2,247,4   80,72  86,97   208,7
issuance of senior                         31       7      2      26
securities.......................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                        For    Again  Absta    BNV*
                                                 st     in
Reclassification as non-fundamental   2,237,5   89,18  88,39   208,7
the fundamental policy regarding the       48       6      5      26
short sale of
securities..............
Reclassification as non-fundamental   2,237,8   88,49  88,76   208,7
the fundamental policy prohibiting         79       0      1      26
investments in other investment
companies......

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.